Exhibit (a)(7)
CYBERONICS, INC.
OFFER TO AMEND OR REPLACE ELIGIBLE OPTIONS
WITHDRAWAL FORM
THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 11:59 P.M., CENTRAL TIME,
ON JULY 6, 2007 UNLESS THE OFFER IS EXTENDED
You previously received (1) an offer (the “Offer”) from Cyberonics to amend or replace your Eligible Options as described in the Offer to Amend or Replace Eligible Options dated June 7, 2007 (the “Offer to Amend or Replace”) and (2) a Letter of Transmittal for your Eligible Option(s). You signed and returned your Letter of Transmittal in which you tendered one or more Eligible Option(s) for amendment or replacement pursuant to the Offer. You should submit this Withdrawal Form only if you now wish to change your decision and withdraw one or more of your tendered Eligible Options. Capitalized terms not defined herein shall have the meaning assigned to such terms in the Offer to Amend or Replace.
The Offer is currently set to expire at 11:59 p.m. Central Time on July 6, 2007 (the “Expiration Date”), unless Cyberonics, in its discretion, extends the period of time during which the Offer will remain open. In such event, the term “Expiration Date” will mean the latest time and date at which the Offer, as so extended, expires.
To withdraw your tendered Eligible Option(s), you must complete, sign and date this Withdrawal Form and submit it to Cyberonics via (i) facsimile to facsimile number (281) 853-2503, (ii) overnight courier to Cyberonics, Inc., 100 Cyberonics Boulevard, Houston, Texas 77058, Attn: Tender Offer or (iii) email to tenderoffer@cyberonics.com.
For your withdrawal to be effective, this Withdrawal Form must be received by Cyberonics by 11:59 p.m. Central Time on the Expiration Date.
Each withdrawn Eligible Option will continue to be governed by the 1996 Stock Option Plan or the 2005 Stock Plan under which that withdrawn Eligible Option was granted and by the existing Notice of Stock Option Grant and/or Stock Option Agreement between you and Cyberonics evidencing that option.
You should note that if you withdraw your tendered Eligible Option(s), such option(s) will not be amended or replaced, and you will not receive the Cash Bonus. In addition, you will be solely responsible for bringing your Eligible Option(s) into compliance with IRC Section 409A in order to avoid adverse tax consequences with respect to such option(s). You will be solely be responsible for any penalty taxes, interest payments or other liabilities you may incur under IRC Section 409A (and similar provisions under certain state tax laws) with respect to the withdrawn Eligible Option(s).
If you wish to withdraw any tendered Eligible Option, please indicate your intent on the form attached to this notice as Schedule A by checking the box on such schedule labeled “Withdraw This Eligible Option” next to each particular Eligible Option you wish to withdraw.
If you withdraw any of your tendered Eligible Option(s), you may again elect to tender the withdrawn Eligible Option(s) for amendment or replacement pursuant to the Offer, by submitting a new Letter of Transmittal to Cyberonics via (i) facsimile to facsimile number (281) 853-2503, (ii) overnight courier to Cyberonics, Inc., 100 Cyberonics Boulevard, Houston, Texas 77058, Attn: Tender Offer or (iii) email to tenderoffer@cyberonics.com. For such tender to be effective, your new Letter of Transmittal must be received by Cyberonics by 11:59 p.m. Central Time on the Expiration Date.
Please read the instructions on pages 3 and 4 of this Withdrawal Form and then complete, sign and date this Withdrawal Form.

Signature:

Name (Please print):

Date:

Schedule A

				Fair Market Value	Total Number	Number of
		Current		Per Share on	of Shares	Shares	Withdraw
	Indicated	Exercise	Revised	Revised	Subject to	Qualifying as	This
Employee	Grant	Price Per	Measurement	Measurement	Outstanding	an Eligible	Eligible
Name	Date	Share	Date	Date	Option	Option	Option

		$		$			☐

CYBERONICS, INC.
INSTRUCTIONS TO THE WITHDRAWAL FORM
FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER
1. Delivery of Withdrawal Form. A properly completed and executed original of this Withdrawal Form, must be received by Cyberonics by 11:59 p.m., Central Time, on the Expiration Date. You may submit your Withdrawal Form via facsimile, overnight courier or email using the following contact information.
          For delivery by facsimile, you must use the following facsimile number: (281) 853-2503.
          For delivery by overnight courier, the Withdrawal Form should be addressed to Cyberonics, Inc., 100 Cyberonics Boulevard, Houston, Texas 77058, Attn: Tender Offer.
          For delivery by email, you must use the following email address: tenderoffer@cyberonics.com.
The delivery of all required documents, including the Withdrawal Form and any new Letter of Transmittal, is at your risk. Delivery will be deemed made only when actually received by Cyberonics. Cyberonics intends to confirm the receipt of your Withdrawal Form within two (2) U.S. business days. If you have not received such confirmation, it is your responsibility to ensure that your Withdrawal Form has been received by the Expiration Date.
By submitting the Withdrawal Form, you will have withdrawn one or more of your tendered Eligible Option(s) from the Offer, and the withdrawn option(s) will not be amended or replaced pursuant to the terms of the Offer. You should note that you may not rescind the withdrawal of your tendered Eligible Option(s). However, you may re-submit any withdrawn Eligible Option for amendment or replacement pursuant to the Offer, provided you do so before the Expiration Date. If Cyberonics extends the Offer beyond the Expiration Date, you may re-submit your withdrawn Eligible Option(s) at any time until the extended expiration of the Offer. You will not be deemed to have made a proper re-submission of your withdrawn Eligible Option(s) unless you deliver, prior to the Expiration Date, a new Letter of Transmittal following the procedures described in the instructions to the Letter of Transmittal. The new Letter of Transmittal must be signed and dated after your original Letter of Transmittal and any Withdrawal Form you have submitted. Upon the receipt of such a new, properly completed, signed and dated Letter of Transmittal, any previously submitted Letter of Transmittal or Withdrawal Form received by Cyberonics prior to the Expiration Date will be disregarded and will be considered replaced in full by the new Letter of Transmittal. You will be bound by the last properly submitted Letter of Transmittal or Withdrawal Form received by Cyberonics prior to the Expiration Date.
Although it is Cyberonics’ intent to send you confirmation of receipt of this Withdrawal Form, by signing this Withdrawal Form you waive any right to receive any notice of the withdrawal of your tendered Eligible Option(s) from the Offer.
2. Signatures on this Withdrawal Form. This Withdrawal Form must be signed by the optionee.
3. Other Information on this Withdrawal Form. In addition to signing this Withdrawal Form, you must print your name (exactly as it appears on the Letter of Transmittal you previously submitted) and indicate the date on which you signed the Withdrawal Form.
4. Requests for Assistance or Additional Copies. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Amend or Replace, the Letter of Transmittal or this Withdrawal Form should be directed to Tabetha L. Yllander at (281) 727-2648 or tenderoffer@cyberonics.com. Copies will be furnished promptly at Cyberonics’ expense.
5. Irregularities. Cyberonics will determine, in its discretion, all questions as to the form of documents and the validity, form, eligibility (including time of receipt) and acceptance of any Withdrawal Forms. Cyberonics’ determination of such matters will be final and binding on all parties. Cyberonics reserves the right to reject any Withdrawal Forms that it determines are not in appropriate form or that it determines are unlawful to accept. Cyberonics also reserves the right to waive any of the conditions of the Offer or any defect or irregularly in any Withdrawal Form, and Cyberonics’ interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No withdrawal of an Eligible Option will be deemed to have been properly made until all defects or irregularities have been cured by the withdrawing optionee or waived by Cyberonics. Neither Cyberonics nor any other person is obligated to give notice of any defects or irregularities in the Withdrawal Form and no person will incur any liability for failure to give any such notice.
6. Additional Documents to Read. You should be sure to read the Offer to Amend or Replace and all documents referenced therein, before making any decisions regarding participation in, or withdrawal from, the Offer.
7. Important Tax Information. You should refer to Sections 2 and 15 of the Offer and the “Risks of Participation in the Offer” section of the Offer to Amend or Replace which contain important U.S. federal income tax information. We also recommend that you consult with your own tax, legal and financial advisors before deciding whether or not to participate in the Offer.
IMPORTANT: THE WITHDRAWAL FORM MUST BE RECEIVED BY CYBERONICS, VIA FACSIMILE, OVERNIGHT COURIER OR EMAIL BY 11:59 P.M. CENTRAL TIME ON THE EXPIRATION DATE.

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